                                                                      EXHIBIT 11

                  DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE

                    For the Five Years Ended October 31, 1996
         (All amounts other than per share data are stated in thousands)

                                                                     Year Ended October 31
                                                                   -----------------------
                                                                     1996           1995
                                                                     ----           ----
 1.  Net income (loss) . . . . . . . . . . . . . . . . . . .       $817,286       $706,105
 2.  Adjustment - Interest expense,
       after income tax benefit,
       applicable to convertible
       debentures outstanding. . . . . . . . . . . . . . . .             20             22
                                                                   --------       --------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures . . . . . . . . . . . . . .       $817,306       $706,127
                                                                   --------       --------
                                                                   --------       --------
PRIMARY NET INCOME PER COMMON SHARE:
   Shares:
 4.  Weighted average number of common
       shares outstanding. . . . . . . . . . . . . . . . . .        260,547        260,494
                                                                   --------       --------
                                                                   --------       --------
 5.  Incremental shares:
       Dilutive common stock options . . . . . . . . . . . .          2,370          1,647
       Dilutive stock appreciation rights. . . . . . . . . .             44             58
       Dilutive contingent shares. . . . . . . . . . . . . .            122
                                                                   --------       --------
         Total incremental shares. . . . . . . . . . . . . .          2,536          1,705
                                                                   --------       --------
                                                                   --------       --------
 6.  Primary net income (loss) per common
       share (1 divided by 4). . . . . . . . . . . . . . . .       $  3.14*       $  2.71*
                                                                   --------       --------
                                                                   --------       --------

FULLY DILUTED NET INCOME PER COMMON SHARE:
   Shares:
 7   Weighted average number of common
       shares outstanding. . . . . . . . . . . . . . . . . .        260,547        260,494
 8.  Incremental shares:
       Dilutive common stock options . . . . . . . . . . . .          2,497          1,833
       Dilutive stock appreciation rights. . . . . . . . . .             45             67
       Dilutive contingent shares. . . . . . . . . . . . . .            122
 9.  Common equivalent shares from
       assumed conversion of
       convertible debentures:
         5-1/2% debentures due 2001. . . . . . . . . . . . .             51             54
                                                                   --------       --------
10.      Total . . . . . . . . . . . . . . . . . . . . . . .        263,262        262,448
                                                                   --------       --------
                                                                   --------       --------
11.  Fully diluted net income (loss) per
       common share (3 divided by 10). . . . . . . . . . . .       $  3.14*       $  2.71*
                                                                   --------       --------
                                                                   --------       --------



                                                                             Year Ended October 31
                                                                   --------------------------------------
                                                                     1994           1993           1992
                                                                     ----           ----           ----

 1.  Net income (loss) . . . . . . . . . . . . . . . . . . .       $603,563      $(920,860)      $ 37,426
 2.  Adjustment - Interest expense,
       after income tax benefit,
       applicable to convertible
       debentures outstanding. . . . . . . . . . . . . . . .             35             60             67
                                                                   --------      ---------       --------
 3.  Net income (loss) applicable to common
       stock - before interest applicable
       to convertible debentures . . . . . . . . . . . . . .       $603,598      $(920,800)      $ 37,493
                                                                   --------      ---------       --------
                                                                   --------      ---------       --------
PRIMARY NET INCOME PER COMMON SHARE:
   Shares:
 4.  Weighted average number of common
       shares outstanding. . . . . . . . . . . . . . . . . .        258,438        231,874        228,822
                                                                   --------      ---------       --------
                                                                   --------      ---------       --------
 5.  Incremental shares:
       Dilutive common stock options . . . . . . . . . . . .          1,359          3,000            441
       Dilutive stock appreciation rights. . . . . . . . . .            144             66             33
       Dilutive contingent shares. . . . . . . . . . . . . .
                                                                   --------      ---------       --------
         Total incremental shares  . . . . . . . . . . . . .          1,503          3,066            474
                                                                   --------      ---------       --------
                                                                   --------      ---------       --------
 6.  Primary net income (loss) per common
       share (1 divided by 4)  . . . . . . . . . . . . . . .       $  2.34*      $   (3.97)*     $   .16*
                                                                   --------      ---------       --------
                                                                   --------      ---------       --------
FULLY DILUTED NET INCOME PER COMMON SHARE:
   Shares:
 7.  Weighted average number of common
       shares outstanding. . . . . . . . . . . . . . . . . .        258,438        231,874        228,822
 8.  Incremental shares:
       Dilutive common stock options . . . . . . . . . . . .          1,503          3,378            441
       Dilutive stock appreciation rights. . . . . . . . . .            147            126             45
       Dilutive contingent shares
 9.  Common equivalent shares from
       assumed conversion of
       convertible debentures:
         5-1/2% debentures due 2001. . . . . . . . . . . . .             57            150            162
                                                                   --------      ---------       --------
10.      Total . . . . . . . . . . . . . . . . . . . . . . .        260,145        235,528        229,470
                                                                   --------      ---------       --------
                                                                   --------      ---------       --------
11.  Fully diluted net income (loss) per
       common share (3 divided by 10). . . . . . . . . . . .       $  2.34*      $   (3.97)*     $   .16*
                                                                   --------      ---------       --------
                                                                   --------      ---------       --------

--------------------
* Net income per common share outstanding was used in the designated calculations since the dilutive effect of common stock options, stock appreciation rights, contingent shares and assumed conversion of convertible debentures was either immaterial or antidilutive. All share and per share amounts have been adjusted retroactively for a three-for-one stock split effective November 17, 1995.